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                                                                     EXHIBIT L.2

                {LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]





                                 April 28, 2004



Calamos Strategic Total Return Fund
1111 East Warrenville Road
Naperville, Illinois  60563-1493

Vedder, Price, Kaufman & Kammholz, P.C.
222 North LaSalle Street
Chicago, Illinois  60601

                  Re:  Calamos Strategic Total Return Fund

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Calamos Strategic Total Return Fund, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of shares of beneficial interest in the Series M Preferred Shares ("Series M"), Series T Preferred Shares ("Series T"), Series W Preferred Shares ("Series W"), Series TH Preferred Shares ("Series TH"), Series F Preferred Shares ("Series F"), Series A Preferred Shares ("Series A") and Series B Preferred Shares ("Series B" and collectively with Series M, Series T, Series W, Series TH, Series F and Series A, the "Series") of the Trust. Such preferred shares are referred to herein as the "Shares". Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of December 31, 2003 (the "Governing Instrument").

                  In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 31, 2003 (the "Certificate of Trust"); the Governing Instrument; resolutions prepared for adoption at an organizational meeting (the "Organizational Meeting") of the Board of Trustees (the "Board") of the Trust (the "Organizational Resolutions"); the Statement of Preferences of Auction Rate Cumulative Preferred Shares in the form presented to the Board at the Organizational Meeting (the "Preliminary Statement"); resolutions of the Board prepared for adoption at a meeting held on March 12, 2004 (the "March Resolutions" and collectively with the Organizational Resolutions, the "Resolutions"); the By-laws of the Trust (the "By-laws"); the Trust's Pre-Effective Amendment No. 1 to Registration Statement No. 333-113439 under the Securities Act of 1933 and Amendment No. 5 to Registration Statement No. 811-21484 under the Investment Company Act of 1940 on Form N-2 as filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement" and, together with the

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Calamos Strategic Total Return Fund
Vedder, Price, Kaufman & Kammholz, P.C.
April 28, 2004
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Governing Instrument, the By-laws, the Final Statement (as defined below), the
Resolutions and the Executive Committee Action (as defined below), the "Governing Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, adoption, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (including the due adoption by the Trustees of the Resolutions), and of all documents contemplated by either the Governing Documents or any applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents, and compliance with the other terms, conditions and restrictions set forth in the Governing Documents and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series and Classes of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that the number of Shares issued will be the number of Shares determined by the Executive Committee of the Board so that the aggregate liquidation preference of the Shares equals approximately 33% of the Trust's total assets shortly before the commencement of the marketing of the offering of the Shares (such number of Shares, the "Preferred Shares"); (v) that no event has occurred subsequent to the filing of the Certificate of Trust that would cause a termination or reorganization of the Trust or a Series or Class of the Trust under Sections 4 or 6 of Article IX of the Governing Instrument; (vi) that the Trust became or will become, in each case prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del.
C. Sections 3801 et seq. (the "Delaware Act"); (viii) that, in accordance with and pursuant to the Resolutions, the Executive Committee of the Board will approve the issuance of the Preferred Shares in the Series, at such amount per Preferred Share with a liquidation preference of $25,000 per Preferred Share and with such title, rate period and designation as are consistent with the relevant provisions of the Registration Statement relating to the Preferred Shares and will approve a completed final form of the Preliminary Statement that specifies the preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption with respect to the Preferred Shares, substantially in the form set forth in the Preliminary Statement, and that incorporates the relevant provisions of the Registration Statement relating to the Preferred Shares (including without limitation designation of the Series as Series M Preferred Shares, Series T Preferred Shares, Series W Preferred Shares, Series TH Preferred Shares, Series F Preferred

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April 28, 2004
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Shares, Series A Preferred Shares and Series B Preferred Shares) and complies in all respects with the provisions of the Delaware Act (the "Final Statement"), in each case prior to the first issuance of Preferred Shares (the "Executive Committee Action"); and (ix) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust or the Preferred Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

                  2. The Preferred Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Preferred Shares of beneficial interest in the Series.

                  With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

                  We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinions set forth above are expressed solely for the benefit of the addressees hereof and may not be relied upon by any other person or entity for any purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement

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Calamos Strategic Total Return Fund
Vedder, Price, Kaufman & Kammholz, P.C.
April 28, 2004
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this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                         Sincerely,

                                         MORRIS, NICHOLS, ARSHT & TUNNELL


                                         /s/ Louis G. Hering

                                         Louis G. Hering